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                               ELLIOTT DAVIS, LLC
                            ADVISORS-CPAS-CONSULTANTS
                          1901 MAIN STREET, SUITE 1650
                                  P.O. BOX 2227
                             COLUMBIA, SC 29202-2227


                                November 25, 2002

Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Dear  Sir  or  Madam:

We were previously the independent accountants for US Patriot, Inc. and on October 31, 2001 we reported on the consolidated financial statements of US Patriot, Inc. for the year ended October 31, 2001 and the period from October 2, 2000 (inception) to October 31, 2000. On November 21, 2002, we were notified that we were dismissed as independent accountants as of November 19, 2002, of US Patriot, Inc. We have read US Patriot, Inc. statements included under Item 4 of its Form 8-K for November 19, 2002, and we agree with such statements made regarding Elliott Davis, LLC. We have no basis to agree or disagree with other statements under Item 4.



/s/     Elliott  Davis,  LLC

Elliott Davis, LLC
Columbia, South Carolina



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